UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SHUFFLE MASTER, INC.

(Name of Registrant as Specified In Its Charter)

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February 18, 2005

TO: THE SHAREHOLDERS OF SHUFFLE MASTER, INC.

You are cordially invited to our Annual Meeting of Shareholders to be held on March 15, 2005, at our corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to complete and sign the accompanying proxy and return it in the enclosed envelope. Also attached for your review are the formal Notice of Annual Meeting and Proxy Statement.

On behalf of our board of directors and employees, thank you for your continued support of Shuffle Master, Inc.

Very truly yours,

Mark L. Yoseloff Chairman of the Board and Chief Executive Officer

SHUFFLE MASTER, INC.

1106 Palms Airport Drive

Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 18, 2005

To the Shareholders of Shuffle Master, Inc.:

The Annual Meeting of Shareholders of Shuffle Master, Inc. (“Shuffle Master,” “we,” “us,” or the “Company”) will be held on March 15, 2005, at our corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time, for the following purposes:

1.	To elect four (4) directors to hold office until the next Annual Meeting or until their successors are elected; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only our shareholders of record at the close of business on January 26, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of shareholders entitled to vote will be available for inspection by any shareholder, for any purpose relating to the meeting, during normal business hours at our principal executive offices, 1106 Palms Airport Drive, Las Vegas, Nevada 89119, for ten days prior to the meeting.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

By Order of the Board of Directors,

Paul C. Meyer Secretary

February 18, 2005

Las Vegas, Nevada

SHUFFLE MASTER, INC.

PROXY STATEMENT

SHUFFLE MASTER, INC.

1106 Palms Airport Drive

Las Vegas, Nevada 89119

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

March 15, 2005

This proxy statement is a critical element of Shuffle Master’s corporate governance process. Its purpose is to give you important information regarding our board of directors and senior management. It includes a discussion of a proposal that requires your vote and it contains information describing our corporate governance practices.

You may revoke your proxy at any time prior to the Annual Meeting by filing written notice of the termination of the appointment with one of our officers, by attending the Annual Meeting and voting in person, or by filing a new written appointment of a proxy with one of our officers. The revocation of your proxy will not affect any vote taken prior to such revocation. This proxy statement was first mailed to shareholders on or about February 18, 2005.

Your proxy, if properly executed and received at or prior to the Annual Meeting, will be voted at the meeting. If you direct how your proxy is to be voted with respect to the business coming before the Annual Meeting, your proxy will be voted in accordance with your direction. If you do not direct how your proxy is to be voted, it will be voted:

•	IN FAVOR OF election of the nominees for election as directors as listed in this proxy statement.

At the close of business on January 26, 2005, the record date for the Annual Meeting, there were 35,422,369 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly coming before the meeting. Cumulative voting for the directors is not permitted.

This proxy statement is furnished to holders of shares of our common stock as of our record date, January 26, 2005, in connection with our board of directors’ solicitation of the enclosed proxy for our Annual Meeting.

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules governing brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, including the election of directors. If they do vote on such matters, their votes are counted and do not represent broker non-votes.

If your shares are held in the name of a broker, trust bank or other nominee, you should direct your nominee how you want your shares voted. If you want to vote your shares yourself, you will need to bring a proxy from that broker, trust company or nominee.

In order to have a meeting, it is necessary that a quorum be present. A quorum will be present if a majority of the shares of our common stock are represented at the Annual Meeting in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal. Directors are elected by a plurality vote, meaning that the four (4) nominees receiving the highest number of votes FOR will be elected as directors.

The cost of making this solicitation, including preparation and mailing of the Notice of Annual Meeting, proxy and proxy statement, and the costs incurred by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to shareholders will be paid by us. In certain instances, our officers may make special solicitations of proxies either in person or by telephone. We will pay the expenses incurred in connection with these solicitations.

Proposal No. 1

ELECTION OF DIRECTORS

Our directors are elected to serve a one-year term and will serve until our next Annual Meeting or until their successors have been duly elected and qualified. The affirmative vote of the holders of a majority of our outstanding shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. We will treat abstentions as present and entitled to vote and will treat broker non-votes as not present and not entitled to vote. We recommend a vote FOR electing the nominees for directors as set forth below.

Nominees For Election As Directors.    All nominees have consented to serve if elected. If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, age, business experience, and offices held by each nominee for director are as follows:

Name of Director	Age	Company Position(s)	Director Since
Mark L. Yoseloff	58	Chairman of the Board and Chief Executive Officer	1997
Ken Robson	54	Director	2001
Garry W. Saunders	53	Director	2002
Louis Castle	40	Director-elect	-

Dr. Mark L. Yoseloff. Dr. Yoseloff has been our chief executive officer since June 2001 and became our chairman of the board in February 2002. Additionally, Dr. Yoseloff was our president from October 2000 until February 2002, and again from January 2003 to October 2003. He served as our executive vice president from August 1997 to October 2000 and was appointed to our board of directors in November 1997. From August 1996 to July 1997, Dr. Yoseloff served as a consultant to us. From May 1996 through the present, Dr. Yoseloff has held the position of president of Well Suited, LLC. Dr. Yoseloff also holds the position of president of Visual Communications Consultants, Inc. (dba Advanced Gaming Concepts), a company he founded in August 1993.

Ken Robson.    Mr. Robson, a certified public accountant, has been a member of our board of directors since March 2001. Mr. Robson has been a private investor and consultant for Iveystone Products International, Inc., a Richmond, Virginia consulting and investing firm, since 1996. From 1989 through 1996, he was owner and president of MCA, Inc., a Virginia software development and billing firm.

Garry W. Saunders. Mr. Saunders has been a member of our board of directors since October 2002. Since May 2004, Mr. Saunders has been vice president of international operations for Las Vegas Sands, Inc. Mr. Saunders has been managing director of Nevluck, LLC, a development company based in Las Vegas, since 2002. Mr. Saunders served Playboy Enterprises, Inc. as president of its gaming division, from 1997 to 2001, and ITT Corporation as executive vice president for the gaming activities of its Sheraton and Caesars World Divisions, from 1994 to 1997. Mr. Saunders was a director of Windsor Woodmont Black Hawk Resort Corporation from January 2002 to December 2004.

Louis Castle.    Mr. Castle has been vice president of creative development at the Los Angeles studio of Electronic Arts, Inc., a publicly traded interactive entertainment software company, since 2003. Prior thereto, Mr. Castle co-founded and for 18 years held the position of vice president at Westwood Studios, an entertainment software company that was subsequently acquired by Electronic Arts, Inc. While at Westwood Studios, Mr. Castle served in various capacities including vice president - creative development, general manager, chief operating officer and finance officer. Mr. Castle was recommended to the corporate governance committee as a potential nominee for director by several sources, including certain members of our board of directors.

CORPORATE GOVERNANCE

Our business affairs are conducted by our management under the direction of, and monitored and reviewed by our board of directors. In essence, the role of our board of directors is to oversee our business affairs for the benefit of our shareholders and, to the extent appropriate under governing law, of other constituencies, which include our employees, customers, suppliers, creditors, and state, national and community economies and societal considerations. Our board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible and ethical manner.

The framework for our corporate governance is provided by: (a) Minnesota corporate law, (b) our articles of incorporation and our bylaws, (c) the charters of our board committees, and (d) our code of conduct. In addition, we are governed by all applicable laws, rules, and regulations, including the gaming laws and rules of every jurisdiction in which we or our products are licensed, the Federal securities laws and the rules of the Securities and Exchange Commission (the “SEC”), and the listing requirements and rules of the Nasdaq Stock Market where our common stock is listed.

Each of the charters of our corporate governance, audit, compensation, and compliance committees, as well as our code of conduct, are available on our website at www.shufflemaster.com, and are also available in print to any shareholder upon request. We may revise these policies from time to time and will promptly post any revisions on our website.

Our board of directors has determined that each of our directors, except Dr. Yoseloff, is (and our director nominee will be) an independent director, as defined in the Marketplace Rules of the National Association of Securities Dealers, Inc. (“NASD”), for the reason that none of these persons is (or will be) a director who:

•	is, or during the past three fiscal years was, employed by us or by any of our subsidiaries;

•	accepted, or who has a relative by blood, marriage or adoption or who has the same residence as such director (a “Family Member”) who accepted, any payments from us or any of our subsidiaries in excess of $60,000 during fiscal 2004 or any of the past three fiscal years, other than compensation for service on our board or payments arising solely from investments in our securities;

•	is a Family Member of an individual who is, or during the past three fiscal years was, employed by us or any of our subsidiaries as an executive officer;

•	is a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in fiscal 2004 or any of the past three fiscal years;

•	is employed as an executive officer of another entity where any of our executive officers serve on the compensation committee of such other entity, and no such relationship existed during any of the past three fiscal years; or

•	is or was a partner or employee of our independent auditor, or worked on our audit, during fiscal 2004 or any of the past three fiscal years.

The following table shows the membership of our committees and the number of meetings of each during fiscal 2004. Our board of directors held 12 meetings and took action by unanimous written consent on 11 occasions during fiscal 2004. Each member of our board attended at least 75% of the meetings held by our board and the committees of which he is a member.

Name of Director (1)	Independent Director	Corporate Governance	Audit (2)	Compensation	Compliance (3)
Mark L. Yoseloff	No	No	No	No	No
Ken Robson	Yes	Yes	Yes	Yes	No
Garry W. Saunders	Yes	Yes	Yes	Yes	Yes
Don R. Kornstein	Yes	Yes	Yes	Yes	No
Number of Meetings Held		4	8	12	5

(1)	Upon his election as a director, our board intends to elect Louis Castle to serve on the corporate governance, audit and compensation committees.

(2)	Our audit committee also took action by unanimous written consent on two occasions during fiscal 2004.

(3)	Other members of our compliance committee are our general counsel, our president and our vice president of compliance.

Our policies and practices reflect corporate governance practices that are intended to be compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), including (in no particular order):

•	our board of directors has adopted clear corporate governance policies which we have published on our website;

•	a majority of the members of our board of directors are (and will be) independent of our executive officers and us. Independence and diversity are important considerations when identifying new candidates for the board;

•	our independent directors do not receive consulting, legal or other fees from us other than compensation for serving as board members;

•	our board has determined that all members of our corporate governance, audit, and compensation committees are (and will be) independent;

•	the independent members of our board of directors meet regularly without the presence of management, no less often than every board meeting;

•	directors have access to our officers and other members of our management team so that they can stay abreast of our affairs;

•	our corporate governance policies prohibit members of our board of directors from serving on the board of directors of more than two public companies other than Shuffle Master;

•	inside directors are required to submit a resignation from our board of directors upon termination of active service as our employee or if the director’s continued service would disqualify us or the director from holding any licenses we or the director hold or are required to hold;

•	we have a clear code of conduct;

•	our chief executive officer and chief financial officer certify that the financial statements and other financial information included in the quarterly and annual reports we file with the SEC fairly present, in all material respects, our financial condition, results of operations and cash flows and that such reports comply with the requirements of the Securities Exchange Act of 1934 (the “Securities Exchange Act”) in all material respects;

•	we have procedures in place for the anonymous submission of employee complaints on accounting, internal controls, and auditing matters;

•	our audit committee reviews and approves all related-party transactions, if any, which would be required to be disclosed under Item 404 of SEC Regulation S-K and Section 403 of Sarbanes-Oxley;

•	our audit committee reviews and approves all relationships with our independent auditor;

•	our corporate governance committee regularly reviews our chief executive officer’s and board of directors’ performance;

•	the lead partner of our independent auditors is rotated at least every five years;

•	our annual, quarterly, and other SEC reports are accessible through a hyperlink on our website;

•	we have, in each case, obtained shareholder approval before adopting or making material amendments to our stock-based compensation plans; and

•	each committee of our board of directors has the express authority to engage and obtain advice and assistance from outside advisors, including legal counsel.

Our policy is that all directors attend our annual meetings of shareholders. We take great care in scheduling meetings at times when all of our directors are available to attend such meetings. At our last annual meeting, which was held on March 17, 2004, all of our directors were in attendance. Our board of directors conducts its business through meetings and written actions of the board and through activities of its committees. The following are descriptions of each of our committees.

Corporate Governance Committee.    Our corporate governance committee has, pursuant to its charter, been delegated responsibility for nominating our board members. The committee also recommends to our full board our chief executive officer, chairman of the board and chair of our corporate governance committee. The committee is responsible for reviewing our chief executive officer’s and board of directors’ performance and establishing guidelines for, and monitoring suggested ownership of, our common stock by independent directors. Our corporate governance committee also has authority to establish any special committees regarding ethical, regulatory, legal, or similar matters, reviews board agendas in advance, approves the board calendar as recommended by the chairman of the board and chief executive officer, reviews the philosophies underlying compensation of board members and management, and recommends to our board the number of options to be granted to each independent director and corresponding option terms. Our corporate governance committee’s charter sets forth goals regarding board size and requires advance notice and governance committee approval of membership by directors on boards of other public companies.

In addition to those attributes outlined in the corporate governance charter, our governance committee uses factors such as the following to select appropriate candidates to fill vacant seats on our board of directors (in no particular order):

•	independence from management and other board members;

•	successful business or career experience;

•	ability or willingness to commit the necessary time to board and committee responsibilities;

•	proximity to our corporate headquarters;

•	prior experience on boards of directors;

•	ability to meet the stringent gaming industry licensing requirements; and

•	specific professional background.

Our corporate governance committee considers board nominees recommended by our shareholders; however, because its considerations of nominations are not publicly available, our corporate governance committee does not respond to shareholders making such recommendations except to acknowledge receipt of such recommendations. Any shareholder wishing to recommend a nominee should submit such recommendation to the address shown under the heading “Submission of Shareholder Proposals,” set forth later in this proxy statement. We also recommend that any shareholder making such a recommendation review the qualifications for directors as set forth in our governance committee charter which is available on our website. We are unable to consider nominees who do not satisfy applicable requirements of Nevada and other jurisdictions’ gaming laws and regulations.

Our corporate governance committee consists only of independent directors, currently: Ken Robson, Garry W. Saunders and Don R. Kornstein (whose membership on the committee will end at the Annual Meeting of Shareholders when his term as a director ends). The nominating sub-committee consists only of independent directors, currently: Ken Robson and Garry W. Saunders.

Audit Committee.    Pursuant to its charter, our audit committee assists our board of directors in its oversight of (in no particular order):

•	the integrity of our financial statements;

•	our independent auditor’s appointment, compensation, performance, qualifications and independence;

•	the performance of our internal audit function; and

•	our system of disclosure controls and internal controls.

Our audit committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels. Our audit committee also provides an open avenue of communication among our independent auditor, financial and senior management, our internal auditing function, and our board of directors. Our audit committee reports regularly to our board regarding the execution of its duties and responsibilities. In discharging its duties, among other things, our audit committee (in no particular order):

•	has the sole authority to appoint, retain, compensate, oversee, evaluate and replace any independent auditor;

•	reviews and approves, in advance, the scope of our annual audit;

•	reviews and pre-approves the engagement of our independent auditor to perform audit and non-audit services, and reviews and pre-approves all fees for audit services as well as fees for non-audit services over a specified amount;

•	examines our independent auditor’s reports and makes appropriate recommendations to the board as a result of such examination;

•	meets independently with our accounting and internal auditing staff, independent auditor and senior management regarding effectiveness of our financial and accounting functions, our system of internal and disclosure controls, our critical accounting policies, alternative treatments of financial information within generally accepted accounting principles, and other matters;

•	reviews the integrity of our financial reporting process;

•	reviews our financial statements, SEC filings, earnings releases, and other press releases related to our financial condition and results of operations;

•	reviews and approves all related-party transactions, if any, which would be required to be disclosed in any proxy statement under Item 404 of SEC Regulation S-K and Section 403 of Sarbanes-Oxley;

•	reviews disclosures from our independent auditor regarding Independence Standards Board Standard No. 1;

•	assures rotation of our independent auditor’s lead and reviewing audit partners;

•	reviews with our general counsel any legal or compliance matters that could have a material impact on our financial condition or results of operations;

•	establishes and maintains procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting or audit matters; and

•	establishes and maintains procedures for the confidential, anonymous submission by our employees regarding what they suspect may be questionable accounting or auditing matters.

Our board of directors has determined that all members of our audit committee are (and will be) qualified to serve on our audit committee in accordance with the criteria specified in rules and regulations issued by the SEC and the NASD, because:

•	each of them is (and will be) an independent director, as stated above;

•	none of them, other than in his capacity as a member of our board of directors or committees of our board of directors receives any consulting, advisory, or other compensatory fee from us or is an affiliated person of us or any of our subsidiaries;

•	none of them owns or controls 20% or more of our voting securities; and

•	each of them is able to read and understand financial statements, including our balance sheet and statements of income, changes in shareholders’ equity and cash flows.

Our audit committee consists of Ken Robson, Garry W. Saunders and Don R. Kornstein (whose membership on the committee will end at the Annual Meeting of Shareholders when his term as a director ends). Our board of directors has determined that Mr. Robson is qualified to serve as our “Audit Committee Financial Expert” as defined in Item 401(h) of SEC Regulation S-K.

The report of our audit committee appears later in this proxy statement.

Compensation Committee.    Nasdaq listing standards require that compensation of our executive officers must be determined, or recommended to the board of directors for determination, by our compensation committee. We have chosen to have our compensation committee make recommendations to our board. Those listing standards also require that our chief executive officer not be present during voting or deliberations regarding his compensation. Consistent with such listing standards, Dr. Yoseloff, our chief executive officer, did not attend the meetings of our compensation committee or of our board when his compensation was being deliberated. Our compensation committee consists of Garry W. Saunders, Ken Robson and Don R. Kornstein (whose membership on the committee will end at the Annual Meeting of Shareholders when his term as a director ends). The report of our compensation committee regarding Dr. Yoseloff’s and our other executive officers’ compensation is included later in this proxy statement.

Compliance Committee.    Our compliance committee is responsible for identifying and evaluating the situations involving us or our affiliates that may have a negative effect upon the objectives of gaming control. Our committee has at least three members appointed by our board of directors and at least one member must be independent and knowledgeable regarding Nevada gaming regulations. Our compliance committee must include at least one independent director, our general counsel and our vice president or director of compliance. Our president is also currently a member. Our compliance committee reports to our board and advises our board if any activities are inappropriate, after investigation, using any of our resources, by whatever means it deems appropriate. In addition, among other things, our vice president of compliance and, as appropriate, our general counsel, determine that all transactions involving gaming devices and gaming equipment are with licensed distributors and vendors and report to the committee regarding material litigation, material loans or extensions of credit, transactions meeting certain thresholds, and material loans made by us or our affiliates other than for our or the affiliate’s benefits. Further, the committee requires that appropriate background checks be conducted of several categories of persons, including officers, directors, lenders, vendors, customers, partners, joint ventures, and lobbyists. The committee reviews political contributions as to compliance with law, annually reviews the list of our shareholders, and requires review of foreign entities with which we do business.

Code of Conduct.    Our code of conduct summarizes the compliance and ethical standards and expectations we have for all of our officers, directors, employees, contractors, and agents with respect to their conduct in connection with our business. The code of conduct requires that our officers, directors, employees, contractors, and agents avoid conflicts of interest, comply with all laws and other regulatory requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Waivers may be granted only by our board of directors and will be promptly disclosed on our website or in a Form 8-K filed with the SEC. Any illegal acts are to be dealt with swiftly and reported to the appropriate authorities. The code also provides for prompt internal reporting of violations of the code to appropriate employees as identified in the code.

INDEPENDENT AUDITOR

The firm of Deloitte & Touche LLP served as our independent auditor for the fiscal years ended October 31, 2004 and October 31, 2003. The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the fiscal years ended October 31, 2004 and October 31, 2003 and fees billed for other services rendered by Deloitte & Touche LLP during those years.

Fee Type	2004	2003
Audit Fees	$379,000	$111,000
Audit-Related Fees	295,000	58,000
Tax Fees	794,000	233,000
All Other Fees	7,000	-

Total Fees	$1,475,000	$402,000

Audit Fees.    Audit fees are fees for professional services related to the audit of our financial statements included in our annual report on Form 10-K and review of our financial statements included in our quarterly reports on Form 10-Q, as well as services that are normally provided in connection with statutory and regulatory filings or engagements, including our Current Reports in Form 8-K and registration statements. The increase in audit fees for fiscal 2004 is due primarily to services performed for our various registration statements and audits of acquired entities.

Audit-Related Fees.    Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This includes audit of employee benefit and compensation plans, due diligence related to mergers and acquisitions, attestations by Deloitte & Touche LLP that are not required by statute or regulations, and consulting on financial accounting/reporting standards. The increase in audit-related fees for fiscal 2004 is primarily due to due diligence services for our various acquisitions.

Tax Fees.    Tax fees are fees for professional services with respect to tax compliance, tax advice and tax planning. This includes preparation of our original and amended tax returns, including our subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from “audit-related” items. The increase in tax fees for fiscal 2004 is due primarily to international tax structuring for our acquisitions and assistance regarding routine IRS and other tax authority examinations.

All Other Fees.    Fees for all other permissible services were not material.

Our audit committee has concluded that the services performed by Deloitte & Touche LLP to us that were not related to its audit of our financial statements were at all times compatible with maintaining that firm’s independence.

Our audit committee pre-approves all auditing services and fees as well as all permitted non-audit services and corresponding fees above a certain amount to be performed for us by our independent auditor subject to “de minimus” exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act that are approved by our audit committee prior to the completion of the audit. At the beginning of each fiscal year, a description of each anticipated project of non-audit services is provided to our audit committee. Our audit committee reviews those descriptions and pre-approves those services, project by project, prior to each project beginning. Any additional non-audit services contemplated by us after the beginning of the fiscal year are submitted to the audit committee for pre-approval prior to engaging our independent auditor to perform any services. Our audit committee is regularly informed as to the non-audit services actually provided by our independent auditor pursuant to the pre-approved projects. Fees paid to our independent auditor in reliance on the “de minimus” exception referred to above did not exceed permissible amounts during fiscal 2004.

It is anticipated that one or more representatives of Deloitte & Touche LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders who are present.

REPORT OF THE AUDIT COMMITTEE

The following is the report of our audit committee with respect to our audited consolidated financial statements for the fiscal year ended October 31, 2004. Our audit committee is providing this report to enable our shareholders to understand how it monitors and oversees our financial reporting process.

The function of our audit committee is oversight. Our management is responsible for the preparation, presentation and integrity of our financial statements and is responsible for maintaining appropriate accounting and financial reporting principles, policies and internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditor, Deloitte & Touche LLP, is responsible for planning and carrying out an annual audit and quarterly reviews in accordance with generally accepted auditing standards.

It is not the responsibility of our audit committee to prepare our financial statements in accordance with generally accepted accounting principles; this is the responsibility of our management. Further, it is not the responsibility of our audit committee to plan and conduct annual audits or quarterly reviews; this is the responsibility of our independent auditor. It is also not the responsibility of our audit committee to assure compliance by us with laws and regulations.

In connection with its function of overseeing and monitoring our financial reporting process, our audit committee has done the following:

•	reviewed and discussed our audited consolidated financial statements for the fiscal year ended October 31, 2004, with our management, who represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles and practices generally accepted in the United States;

•	discussed with Deloitte & Touche LLP those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380); and

•	received the written disclosure and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP its independence.

Based upon the foregoing, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2004 for filing with the SEC.

The foregoing report is provided by the following directors who comprise our audit committee:

Ken Robson

Garry W. Saunders

Don R. Kornstein

Members of the Audit Committee

COMPENSATION OF INDEPENDENT DIRECTORS

Each of our independent directors receives a quarterly payment of $7,250. Each independent director also receives an annual grant of non-qualified stock options after our Annual Meeting of Shareholders. Our governance committee, with the approval of our board of directors, determines the number of options granted to each independent director, the exercise price, the vesting schedule, and other option terms. Our board of directors, following corporate governance committee recommendations, may also make discretionary option grants to independent directors. During the fiscal year ended October 31, 2004, all options granted to independent directors were pursuant to our 2004 Equity Incentive Plan for Non-Employee Directors. Directors who are not independent directors receive no separate compensation for their service as director. The following table provides information about options granted to our independent directors during fiscal 2004:

Name	Grant Date (1)	Number of Options (2)	Exercise Price (2)(3)	Expiration Date (4)
Ken Robson	Mar 2004	36,000	$19.48	Mar 2014
	Oct 2004	7,500	$24.35	Oct 2014

		43,500

Garry W. Saunders	Mar 2004	36,000	$19.48	Mar 2014

Don R. Kornstein	Mar 2004	36,000	$19.48	Mar 2014

(1)	All options vested immediately upon grant.

(2)	All number of shares granted and the exercise prices have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

(3)	The exercise price of all options was equal to the closing price of our common stock on the date of grant.

(4)	These options will expire on the sooner of the indicated date or one year from the date of cessation of board service.

EXECUTIVE OFFICERS

In addition to Mark L. Yoseloff, whose biography was listed previously, the following persons serve as our executive officers.

Paul C. Meyer, 57 years old, joined us as our president in October 2003 and was also named chief operating officer in February 2004. Mr. Meyer served as president of the Integrated Solutions Division of Concurrent Computer Corporation from December 2000 until October 2003. From December 1998 until December 2000, Mr. Meyer served as president of ASM Associates, a Darien, Illinois consulting firm that provides interim management services. Mr. Meyer was executive vice president of Virgin Interactive Entertainment, Inc., an Irvine, California, entertainment software developer and publisher from May 1997 to November 1998. Mr. Meyer has also served as an executive vice president and chief operating officer of PlayNet Technologies, a developer and manufacturer of coin-operated equipment and as executive vice president and general manager of Viacom New Media, both located in New York.

Richard L. Baldwin, 32 years old, joined us as our senior vice president and chief financial officer in September 2004 from International Game Technology where he served as director of finance and investor relations from July 2003 to September 2004 and director of corporate finance from April 2002 to June 2003. Mr. Baldwin joined Anchor Gaming as financial controller in April 1998, and was promoted to director of corporate finance with Anchor Gaming in September 1999 through March 2002. He was a senior auditor for Deloitte & Touche LLP from September 1995 to March 1998. Mr. Baldwin is a certified public accountant.

R. Brooke Dunn, 49 years old, joined us in May 1996 as director of marketing. In July 1997, we appointed Mr. Dunn vice president of marketing and, in July 2001, senior vice president. Mr. Dunn served as vice president of marketing for Hilton Gaming Corporation and as vice president of marketing for individual Hilton properties in Reno, Las Vegas and Laughlin, Nevada.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued for services rendered in all capacities to us during our fiscal years ended October 31, 2004, 2003 and 2002, to our executive officers:

Summary Compensation Table

		Annual Compensation			Long Term Compensation (1)
Name and Principal Position	Fiscal Year	Salary	Bonus (2)	Other	Restricted Stock (3)	Stock Options (4)
Mark L. Yoseloff Chairman of the Board and Chief Executive officer	2004 2003 2002	$393,000 333,000 245,000	$373,000 269,000 157,000	$4,000 1,000 1,000	$1,436,000 - -	491,250 270,000 225,000

Paul C. Meyer (5) President and Chief Operating Officer	2004 2003	271,000 -	212,000 20,000	67,000 -	996,000 -	97,500 225,000

Richard L. Baldwin (6) Senior Vice President and Chief Financial Officer	2004	15,000	48,000	-	-	82,500

R. Brooke Dunn (7) Senior Vice President	2004 2003	200,000 187,000	154,000 96,000	13,000 12,000	229,000 -	75,000 90,000

Gerald W. Koslow (8) Former Senior Vice President and Chief Financial Officer	2004 2003 2002	132,000 181,000 137,000	- 93,000 67,000	2,000 3,000 2,000	- - -	- 78,750 73,125

(1)	The number of shares granted has been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

(2)	We typically pay performance bonuses based on fiscal year performance in December, shortly after the close of the fiscal year to which they relate. For fiscal 2004, the bonus amounts for each of Dr. Yoseloff, Mr. Meyer, and Mr. Dunn include $31,000 that was paid by the issuance of 1,050 shares of common stock.

(3)	The value for restricted stock grants is computed as the number of shares granted times the market value of our common stock on the date of grant.

(4)	We typically make annual option grants prior to the end of each fiscal year. However, for fiscal 2004 and 2002, we granted the options shown in December 2004 and November 2002, respectively, after the close of our fiscal year.

(5)	Mr. Meyer became an executive officer in October 2003. The amount of bonus paid in fiscal 2003 includes $15,000 paid upon the commencement of Mr. Meyer’s employment. Other compensation for fiscal 2004 includes $64,000 for relocation benefits.

(6)	Mr. Baldwin became an executive officer in September 2004. The amount of bonus paid in fiscal 2004 includes $37,500 paid upon commencement of Mr. Baldwin’s employment.

(7)	Mr. Dunn became an executive officer in June 2003.

(8)	Mr. Koslow’s employment was terminated in June 2004.

Option Grants During The Fiscal Year Ended October 31, 2004

The following table sets forth information with respect to each option we granted to our executive officers during or applicable for the fiscal year ended October 31, 2004:

Executive Officer	Number of Options Granted(1)		Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
						5%	10%
Mark L. Yoseloff	371,250		26.8%	$15.21	Feb 2014	$3,551,000	$8,999,000
	105,000		7.5%	21.73	May 2014	1,435,000	3,636,000
	15,000	(3)	1.1%	30.56	Dec 2014	288,000	731,000

	491,250		35.4%			$5,274,000	$13,366,000

Paul C. Meyer	67,500		4.9%	18.75	Mar 2014	$796,000	$2,017,000
	30,000	(3)	2.1%	30.56	Dec 2014	577,000	1,461,000

	97,500		7.0%			$1,373,000	$3,478,000

Richard L. Baldwin	75,000		5.4%	24.24	Sep 2014	$1,143,000	$2,897,000
	7,500	(3)	0.5%	30.56	Dec 2014	144,000	365,000

	82,500		5.9%			$1,287,000	$3,262,000

R. Brooke Dunn	45,000		3.3%	18.75	Mar 2014	$531,000	$1,345,000
	30,000	(3)	2.1%	30.56	Dec 2014	577,000	1,461,000

	75,000		5.4%			$1,108,000	$2,806,000

Gerald W. Koslow	-		0.0%	-	-	-	-

(1)	The number of shares granted and the exercise prices have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

(2)	The compounding assumes a ten-year exercise period for all option grants. These amounts represent assumed rates of appreciation, based on SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall stock market conditions, and continued employment of the option holder through the vesting period. The amounts reflected in this table may be higher or lower than the actual results achieved when these executive officers exercise their options.

(3)	We typically make annual option grants prior to the end of each fiscal year. However, for fiscal 2004, we granted the options shown in December 2004 after the close of our fiscal year.

Aggregate Options Exercised In The Fiscal Year Ended October 31, 2004

And Option Values At October 31, 2004

The following table sets forth certain information regarding options to purchase shares of common stock exercised during our fiscal year ended October 31, 2004, and the number and value of options to purchase shares of common stock held as of October 31, 2004, by our executive officers:

Executive Officer	Number of Shares (1) Acquired on Exercise	Value Realized (2)	Number of Options at October 31, 2004 (3)		Value of Unexercised In-the-Money Options at October 31, 2004 (4)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark L. Yoseloff	656,591	$9,528,000	884,671	476,252	$16,166,000	$7,325,000
Paul C. Meyer	38,182	596,000	18,067	236,251	286,000	3,302,000
Richard L. Baldwin	-	-	-	75,000	-	287,000
R. Brooke Dunn	143,422	2,739,000	96,563	154,689	2,022,000	2,382,000
Gerald W. Koslow	124,502	1,817,000	-	-	-	-

(1)	The number of shares has been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

(2)	“Value Realized” is the difference between the closing price per share on the date of exercise and the exercise price per share, multiplied by the number of shares acquired upon exercise of the option.

(3)	Excludes options granted to our executive officers in December 2004 that related to fiscal 2004 compensation.

(4)	“Value of Unexercised In-the-Money Options” is the difference between the closing price per share of $28.06 at October 31, 2004, and the exercise price per share multiplied by the number of shares subject to options.

Equity Compensation Plan Information

The following table sets forth certain information as of October 31, 2004 with respect to shares which may be issued under our equity compensation plans:

	Number of Shares Which May be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuances
Equity compensation plans approved by security holders	3,789,000	$11.77	3,311,000

Equity compensation plans not approved by security holders	-	-	-

Total	3,789,000	$11.77	3,311,000

(1)	The number of shares and the exercise prices have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

We have no individual compensation arrangements that provide for the issuance of our securities which have not been approved by our shareholders.

Executive Employment Agreements

Mark L. Yoseloff.    Effective February 23, 2004, we entered into an employment agreement with Dr. Yoseloff as chief executive officer. Dr. Yoseloff is being paid an annual base salary of $400,000 through October 31, 2007, although we can terminate his employment earlier. Dr. Yoseloff is also eligible to receive bonuses similar to other executive officers, plus discretionary bonuses and equity incentive awards similar to other executive officers and employees, as may be awarded by our board of directors. As part of his employment agreement, we granted Dr. Yoseloff options to purchase 371,250 shares at an exercise price of $15.21(1). These options would have vested in part on each of October 31, 2005 and April 30, 2006, but vested earlier when the closing price of our common stock reached certain targets. Additionally, in May 2004, also as part of his employment agreement, we granted Dr. Yoseloff options to purchase 105,000 shares at an exercise price of $21.73, to vest the earlier of October 31, 2005 or the date on which the Company’s closing stock price is $33.33. Dr. Yoseloff’s agreement also includes a performance based bonus that provides Dr. Yoseloff with the opportunity to receive shares of restricted stock, and in May 2004, we granted Dr. Yoseloff 45,000 shares of restricted stock, under our 2004 Equity Incentive Plan, which will vest which vest on May 6, 2009

Dr. Yoseloff’s employment agreement also provides that, in the event of any cessation of his full-time employment other than for cause, we will pay Dr. Yoseloff a salary continuation payment, over the two and one-half years following his full-time employment, at the same intervals as our other employees, equal to his annual base salary at the time of the cessation plus his average annual bonus over the prior three years. While such payments are being made, Dr. Yoseloff will remain our employee and will receive benefits similar to our other employees (but not bonuses or performance incentives). The agreement also contains customary confidentiality provisions and describes other of our policies and independent covenants.

Simultaneously, with his employment agreement, we entered into a covenant not to compete agreement with Dr. Yoseloff covering the three years immediately following the cessation of his full-time employment. During this three year period, Dr. Yoseloff will receive payments, in addition to the salary continuation payment, as consideration for his non-competition agreement, equal to twice the sum of Dr. Yoseloff’s base salary at the time of his cessation of his full-time employment plus his average annual bonus over the prior three years. We will make this payment over the two and one-half years following his full-time employment, at the same intervals as our other employees.

Paul C. Meyer.    Effective September 24, 2003, we entered into an employment agreement with Mr. Meyer as our president. The employment agreement runs for a two-year term, from October 27, 2003 through October 31, 2005, although we can terminate his employment earlier. Mr. Meyer is entitled to receive a base salary at annual rates of $250,000 through October 31, 2004 and after October 31, 2004, as set by the compensation committee but not less than $250,000. Also as part of his employment agreement, we granted Mr. Meyer options to purchase 225,000 shares at an exercise price of $12.22, which vest 25% per annual anniversary date of the date of grant.

Pursuant to the employment agreement, Mr. Meyer received a sign-on bonus of $15,000. In connection with his relocation from Florida to Nevada, Mr. Meyer received reimbursements for out-of-pocket moving expenses and temporary housing expenses totaling $63,500. Under his employment agreement, Mr. Meyer is eligible to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our board of directors.

The employment agreement also limits Mr. Meyer’s rights to engage in outside consulting or employment, sets forth non-competition and confidentiality provisions, provides for severance benefits, sets forth termination or resignation procedures and describes other of our policies and independent covenants.

Richard L. Baldwin.    Effective September 20, 2004, we entered into an employment agreement with Mr. Baldwin as our chief financial officer. The employment agreement runs for a two-year and one and one-half month term,

(1)	All information in this description of executive employment agreements relating to options and restricted stock granted and exercise prices have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

from September 20, 2004 through October 31, 2006, although we can terminate his employment earlier. Mr. Baldwin is entitled to receive a base salary at annual rates of $190,000 through October 31, 2005, and from November 1, 2005 through October 31, 2006, is entitled to receive a base salary as set by the compensation committee but not less than $190,000. Also as part of his employment agreement, we granted Mr. Baldwin options to purchase 75,000 shares at an exercise price of $24.24, which vest 25% per annual anniversary date of the date of grant.

Pursuant to the employment agreement, Mr. Baldwin received a sign-on bonus of $37,500. In connection with his relocation from Reno to Las Vegas, Mr. Baldwin is entitled to receive reimbursements for out-of-pocket relocation expenses totaling not more than $15,000. Under his employment agreement, Mr. Baldwin became eligible for discretionary bonuses and equity incentive awards on October 31, 2004. If employed through October 31, 2005, Mr. Baldwin will be eligible to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our board of directors.

The employment agreement also limits Mr. Baldwin’s rights to engage in outside consulting or employment, sets forth non-competition and confidentiality provisions, provides for severance benefits, sets forth termination or resignation procedures and describes other of our policies and independent covenants.

R. Brooke Dunn.    Effective February 1, 2003, we entered into an employment agreement with Mr. Dunn, our senior vice president. The employment agreement runs for a three-year term, from February 1, 2003 through January 31, 2006, although we can terminate his employment earlier. Mr. Dunn is entitled to receive a base salary at annual rates of $190,000 through January 31, 2004 and, from February 1, 2004 through January 31, 2006, is entitled to receive a base salary as set by the compensation committee but not less than $190,000. Mr. Dunn is also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our board of directors.

The employment agreement also limits Mr. Dunn’s rights to engage in outside consulting or employment, sets forth non-competition and confidentiality provisions, provides for severance benefits, sets forth termination or resignation procedures and describes other of our policies and independent covenants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We had no reportable transactions during the fiscal year ended October 31, 2004. All reportable transactions between us and our related parties other than in the ordinary course of business will be reviewed and approved in advance by our audit committee.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The following report of our compensation committee and the stock performance graph that appears later in this proxy statement shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act or incorporated by reference into any document so filed.

The compensation committee of our board of directors is composed entirely of independent directors and is responsible for developing and making recommendations to our board with respect to our executive compensation policies. In addition, our compensation committee, pursuant to authority delegated by our board, recommends the compensation to be paid to our chief executive officer and, with input from our chief executive officer, each of our other executive officers.

The compensation committee’s philosophy and strategy is to create a strong link between executive compensation and performance, thereby helping to align the interests of management with those of our shareholders. We generally enter into employment agreements with our executive officers, which provide for base salaries, bonuses, and the granting of stock-based compensation. The compensation committee’s compensation philosophy is conservatively biased with regard to cash compensation, and emphasizes long-term equity incentives to strongly promote and reward outstanding financial and strategic performance. The compensation committee believes that long-term equity incentives are a vitally important part of our compensation mix, directly related to maximizing shareholder value.

Salary.    To help determine the range for base salaries of our executive officers, the compensation committee considers published information regarding the compensation of officers at companies similar to ours, taking into account variables such as geography, job comparability, the size of each corporation and its industry. In addition to base salary, executive officers are eligible to participate in our employee benefit plans on the same terms as other employees, except that executive officers cannot participate in our profit sharing plan.

Bonus.    The purpose of our annual bonus program for executive officers is to compensate our executive officers for meeting and exceeding expected performance levels. Bonus amounts vary according to (a) our realization of targeted financial results and (b) individual achievement of operational objectives. The compensation committee, with input, when appropriate, from our chief executive officer, is responsible for recommending such bonuses to our board, which then determines appropriate amounts of each.

Stock-based Compensation.    The compensation committee strongly believes that in order to maximize shareholder value, cash compensation alone cannot be relied upon to provide incentives to our executive officers. Our 2004 Equity Incentive Plan (the “2004 Plan”), which provides for the grant of stock options, stock appreciation rights and shares of restricted stock is the basis of our long-term incentive program for executive officers and other key employees. The objective of this program is to create a direct incentive for executive officers to increase shareholder value, thereby aligning executive officers’ long-term interests with those of our shareholders.

•	A stock option allows an executive officer to purchase shares of our common stock at a price equal to the fair market value of our shares on the date of grant over the term of the option (usually ten years). Such option grants generally vest over three- to five-year periods, may not be re-priced, and may contain a clause that accelerates vesting based on meeting performance criteria.

•	Restricted stock is shares of our common stock that may be granted to an executive officer without any payment by the executive officer where the shares are subject to a risk of forfeiture until vested. Such shares can vest either upon fixed dates or upon specified conditions. Once vested, restricted shares are identical to other shares outstanding.

•	Stock appreciation rights require us to pay executive officers the difference between the market price of our shares when the rights are granted and when the rights are exercised. If the value of our common stock has not increased during that time, the rights will have no value. We have the option, at the time of exercise, to deliver our shares with a value equal to the cash payment that would have been required.

Such equity incentives offer a significantly greater opportunity for reward if long-term performance in achieving shareholder value is sustained.

Chief Executive Officer Compensation.    In February 2004, we entered into an employment agreement with Dr. Yoseloff that set his base salary at $400,000 through October 31, 2007. Dr. Yoseloff is also eligible to receive a bonus in accordance with the terms and conditions of the annual bonus program for executive officers as authorized each year by the board. During fiscal 2004, Dr. Yoseloff received bonuses under such program of $192,000 upon achieving profitability and operating objectives set by the compensation committee. Additionally, reflecting meeting of strategic accomplishments that had been set by the compensation committee, we granted Dr. Yoseloff discretionary bonuses aggregating $181,000, which includes $31,000 that was paid by the issuance of 1,050 shares of common stock.

As part of his employment agreement, we granted Dr. Yoseloff options to purchase 371,250 shares(1) at an exercise price of $15.21. As described in Dr. Yoseloff’s employment agreement, these options would have vested in part on each of October 31, 2005 and April 30, 2006, but vested earlier when the closing price of our common stock reached certain targets. In addition, in May 2004, also as part of his employment agreement, we granted Dr. Yoseloff options to purchase an additional 105,000 shares at an exercise price of $21.73, to vest the earlier of October 31, 2005 or the date on which the closing price of our common stock is $33.33, and 45,000 shares of restricted stock which vest on May 6, 2009.

Our compensation committee determined its recommendation for Dr. Yoseloff’s fiscal 2004 compensation package based, in large part, on our superior growth in earnings during his tenure, combined with our excellent current strategic position, for which Dr. Yoseloff is largely responsible. The compensation committee particularly believes the equity component of Dr. Yoseloff’s compensation package is a necessary motivating factor that contributes to our success and the maximization of shareholder value. Below is a brief discussion of some of the factors the compensation committee used in making its recommendation.

Shareholder Return

During fiscal 2004, our stock price increased 107%, from $13.56 as of October 31, 2003 to $28.06 as of October 29, 2004. Since Dr. Yoseloff was appointed chief executive officer (effective June 15, 2001), our stock price has increased 244%, from $8.15. As a result of this increase in share price, our market capitalization increased to almost $1 billion as of October 31, 2004. By comparison, the Dow Jones US Gambling Index increased 86% during that period.

Income from Continuing Operations and EPS Growth

We reported record income from continuing operations of $22.5 million for fiscal 2004 compared to $17.6 million in fiscal 2003, an increase of 28%. Our fiscal 2001 income from continuing operations was $12.5 million, resulting in an annual compounded growth rate of 22%. Our annual earnings per diluted share from continuing operations increased by 33%, to $0.60 in fiscal 2004 from $0.45 in fiscal 2003.

Further, recognizing our outstanding performance, in June 2004, both Business Week Magazine and FORTUNE Small Business named Shuffle Master as one of America’s 100 Best Small Companies. These rankings, which were for the second and third consecutive years respectively, were determined by revenue growth, earnings growth, return on invested capital, and stock performance over a three year period. We were also named one of America’s 200 Best Small Companies by Forbes magazine for the sixth consecutive year, and are the only top-10 company to be included in the ranking for six years. To qualify for this year’s list, candidates had to show a consistent pattern of positive growth during a five-year period as well as over the past 12 months.

Diversification and Future Growth

Under Dr. Yoseloff’s leadership, we have diversified our product lines within our Entertainment Products segment and specifically re-focused our efforts and resources thereon. The diversification was accomplished through several successful acquisitions, such as Table Master™, our new multi-player video table game platform, in April 2003, and Fortune Pai Gow Poker®, Casino War® and Royal Match 21™ in early 2004. Additionally, in May 2004, we acquired CARD Casinos Austria Research & Development GmbH & Co KG,

(1)	All information included in this report of the compensation committee relating to options and restricted stock granted, exercise prices, and earnings per share have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

further expanding our Utility Products to include the one2six™ shuffler and the Easy Chipper™ chip sorting machine. In fall 2003, Dr. Yoseloff further focused our strategic emphasis by spearheading our decision to divest our slot business and expand our core Utility and Entertainment Product lines.

In addition to these acquisitions, during Dr. Yoseloff’s tenure we have seen the development and introduction of several new proprietary table games, including Four Card Poker™, Dragon Bonus™, and Big Raise Hold’em™, as well as our introduction of two next-generation shufflers, the Deck Mate® and the MD2™. Additional Utility Products and Entertainment Products are under development, including next-generation shufflers, roulette chip sorting technology, table game content for our Table Master™ multi-player video platform, as well as our Intelligent Table System™, which is a modular technology designed to gather data and track table game players.

Other Factors

In addition to considering our performance in determining Dr. Yoseloff’s compensation package, our compensation committee also considered competitive pay practices as well as advice from independent advisors. We have positioned Dr. Yoseloff’s cash compensation to be relatively modest, and to instead permit significant reward through the positive performance of our common stock.

The compensation committee believes that through his commitment and focus, Dr. Yoseloff has led us in achieving our strategic goals and exceeding our financial objectives. The compensation committee recognizes the benefits received by our long-term shareholders under Dr. Yoseloff’s leadership, and when viewed in total – salary, bonus and long-term equity incentives – the compensation committee believes our chief executive officer’s compensation is reflective of the results delivered.

The foregoing report is provided by the following directors who comprise our compensation committee:

Garry W. Saunders

Ken Robson

Don R. Kornstein

Members of the Compensation Committee

STOCK PERFORMANCE GRAPH

The following graph compares a shareholder’s cumulative total return for the last five fiscal years, assuming $100 invested at October 31, 1999, with the reinvestment of all dividends, as if such amounts had been invested in: (i) our common stock; (ii) the stocks included in the Dow Jones US Gambling Index; (iii) the stocks included in the S&P Small Cap 600 Index; and (iv) the stocks included in the Russell 2000 Index.

	Investment Value as of October 31,
	1999	2000	2001	2002	2003	2004

Shuffle Master, Inc.	$100	$253	$317	$581	$774	$1600

Dow Jones US Gambling Index	100	118	92	126	181	234

S&P Small Cap 600 Index	100	125	117	113	151	176

Russell 2000 Index	100	117	103	91	130	145

We had previously compared an investment in our common stock to an investment in the Russell 2000 Index. We have elected to change the comparative index from the Russell 2000 Index to the S&P Small Cap 600 Index given that our common stock is included in the S&P Small Cap 600 Index. We do not plan to provide a comparison to the Russell 2000 Index in the future. The Dow Jones US Gambling Index was previously known as the Dow Jones Casino Index.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned: (i) by each nominee for election as a director; (ii) by each executive officer named in the Summary Compensation Table; and (iii) by all directors and executive officers as a group, as of January 26, 2005:

	Shares of Common Stock
Name of Beneficial Owner (1)	Owned	Options Exercisable Within 60 Days	Beneficially Owned (2)	Percent
Mark L. Yoseloff (3)	653,385	520,017	1,173,402	3.3%
Paul C. Meyer (3)	42,300	18,067	60,367	*
Richard Baldwin	990	-	990	*
R. Brooke Dunn (3)	87,750	121,876	209,626	*
Ken Robson	33,937	171,000	204,937	*
Garry W. Saunders	7,500	132,150	139,650	*
Don R. Kornstein	225	92,250	92,475	*
Louis Castle (4)	1,500	-	1,500	*

All directors, nominees and executive officers as a group (8 persons)	827,587	1,055,360	1,882,947	5.2%

(1)	The address of each person listed in this table is 1106 Palms Airport Drive, Las Vegas, Nevada, 89119.

(2)	Represents the sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of January 26, 2005.

(3)	Includes restricted shares awarded under our 2004 Equity Incentive Plan and our 2004 Equity Incentive Plan for Non-Employee Directors. These restricted shares are subject to forfeiture if certain conditions, determined at the time of grant, are not satisfied.

(4)	Mr. Castle is a nominee for election as a director at our annual meeting.

*	Less than 1%

Our Governance Committee Charter includes a statement of our policy with respect to director stock ownership. Directors are strongly encouraged to own a minimum of stock in an amount equal to $150,000 and are expected to achieve the target level within five years of becoming a director. The director stock ownership policy states that trading in our stock is discouraged and that a director should view his or her shares of our stock as long-term investments. Our board of directors believes that increasing their ownership of our common stock will more closely align the interests of our board of directors with our shareholders.

The following table sets forth the number of shares of our common stock beneficially owned by each person whom we know to be the beneficial owner of more than 5% of the outstanding shares of common stock:

	Shares Beneficial Owned
Name and Address of Beneficial Owner	Number	Percent
FMR Corp. (1)	3,634,428	10.3%
82 Devonshire Street
Boston, MA 02109

Kayne Anderson Rudnick Investment Management, LLC (2)	2,372,141	6.7%
1800 Avenue of the Stars, Suite 200
Los Angeles, CA 90066

(1)	The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G of FMR Corp. (“FMR”), Edward C. Johnson 3rd (“Edward Johnson”), and Abigail P. Johnson (“Abigail Johnson”) dated January 10, 2005, which represents holdings as of December 31, 2004, as adjusted for our January 2005 stock split. Members of the Edward Johnson family may be deemed to be a controlling group with respect to FMR. Fidelity Management and Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser (“Fidelity Management”), beneficially owns 3,473,232 of these shares as a result of acting as an investment adviser to various registered investment companies (the “Funds”). Included in this amount are 2,093,454 shares owned by one of such Funds, Fidelity Contrafund. Edward Johnson, FMR (through its control of the Funds) and the Funds each has the sole power to dispose of the 3,473,232 shares owned by the Funds but do not have the sole power to vote or direct the voting of these shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR and a bank (“Fidelity Trust”), is the beneficially owns 57,651 shares as a result of acting as investment manager. Edward Johnson and FMR (through its control of Fidelity Trust) each has sole power to vote and to dispose of these shares. Fidelity International Limited (“Fidelity International”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (the “International Funds”) and to certain institutional investors that collectively beneficially own 103,545 shares. Fidelity International has sole power to vote and to dispose of these shares.

(2)	The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G (Amendment No. 2) of Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”) dated February 4, 2005, which represents holdings as of December 31, 2004, as adjusted for our January 2005 stock split. Kayne Anderson is an investment adviser that has sole power to vote and to dispose of all 2,372,141 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, certain of our officers and persons holding 10% of our common stock to file reports with the SEC regarding their ownership, acquisitions and dispositions of our common stock. All executive officers and directors filed all reports as required during the fiscal year ended October 31, 2004, except that a Form 4 reporting the grant of stock options to Dr. Yoseloff in February 2004 was filed 7 days late. These reports are available on our website at www.shufflemaster.com and on the SEC’s website at www.sec.gov.

SUBMISSION OF SHAREHOLDER PROPOSALS

The rules of the SEC permit our shareholders to present proposals for shareholder action in our proxy statement. We must receive shareholder proposals for presentation at our Annual Meeting in 2006, prepared in accordance with proxy rules, on or before October 21, 2005.

Shareholders can send communications to the board by contacting our Investor Relations Department at the address or number(s) listed below:

Investor Relations

Shuffle Master, Inc.

1106 Palms Airport Drive

Las Vegas, NV 89119

Phone: (702) 897-7150

Fax: (702) 270-5161

Where shareholders request information or ask questions that our management can more efficiently address, our Investor Relations Department responds to such shareholder communications without forwarding them to the board of directors; however, the Investor Relations Department will forward any shareholder communication concerning employee fraud or accounting matters to the audit committee. It forwards to the full board any communications relating to corporate governance or requiring board action.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate all or portions of our filings, including this proxy statement, with the SEC, in whole or in part, the Report of the Compensation Committee of our board of directors, the Report of the Audit Committee of our board of directors and the Performance Graph contained in this proxy statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Securities Exchange Act.

OTHER BUSINESS

We do not intend to present any business at the meeting other than the matters specifically set forth in this proxy statement and we know of no other business to come before the meeting.

By Order of the Board of Directors,

Paul C. Meyer Secretary

February 18, 2005

Las Vegas, Nevada

EXHIBIT A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is established by the Board of Directors (“Board”) to assist the Board in its oversight of:

•	The integrity of the Shuffle Master, Inc. (the “Company”) financial statements,
•	The independent auditors’ performance, qualifications and independence,
•	The performance of the Company’s internal audit function, and
•	The Company’s system of disclosure controls and procedures as well as internal controls over financial reporting.

The function of the Audit Committee is oversight. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities. The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor, to any advisers that the Audit Committee chooses to engage, and for payment of ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

The Audit Committee has the authority to conduct any investigation it deems appropriate, with full access to all books and records, facilities, personnel and outside advisors of the Company. The scope of the Audit Committee’s authority shall be broadly interpreted to ensure that it is able to fulfill its responsibilities and duties. The Audit Committee will report regularly to the Board regarding the execution of its duties and responsibilities.

COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations of the Nasdaq Stock Market, Inc. and the U.S. Securities and Exchange Commission), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices. Without limitation, each member shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience, or background so as to qualify such director as an “audit committee financial expert” in compliance with the criteria established by the Securities and Exchange Commission (“SEC”) and other relevant regulations. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs, including those conducted by the Company or outside consultants.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Audit Committee absent members of management and on such terms and conditions as the Audit Committee may elect. The Audit Committee shall also meet periodically with management, the director of internal audit and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee shall meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the

EXHIBIT A

Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s periodic filings with the SEC.

RESPONSIBILITIES AND DUTIES

The Audit Committee shall have the following responsibilities and other responsibilities assigned to it by the Board from time to time:

Accounting Information Review and Reports

1.	Review and discuss with management and the independent auditors the Company’s annual financial statements and Form 10-K prior to its filing. Such review to include items required by SAS 61 or other applicable laws and regulations.
2.	Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.
3.	Review and discuss with management and independent auditors the Company’s quarterly financial statements and Form 10-Q prior to its filing. Such review to include items required under SAS 100 or other applicable laws and regulations.
4.	Review earnings press releases and other press releases related to the Company’s financial condition and results of operations with management prior to their release.
5.	Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application or accounting principles.
6.	Review and approve all related-party transactions, defined as those transactions required to be disclosed under Item 404 of SEC Regulation S-K and Section 403 of the Sarbanes-Oxley Act of 2002.
7.	Review reports to management prepared by the internal audit department and management’s responses.

Financial Reporting Processes, Internal Control Structure, and Compliance

8.	Receive and review any disclosure from the Company’s CEO or CFO made in connection with the certification of the Company’s quarterly and annual reports filed with the SEC of:
(i)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and
(ii)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
9.	In consultation with management, internal audit staff, and the independent auditors, consider the integrity of the Company’s financial reporting process and the effectiveness of the internal control structure, and any special audit steps adopted in light of material control deficiencies.
10.	On a periodic basis, and at least annually, review with the Company’s general counsel any legal or compliance matters that could have a material impact on the Company’s financial statements.

Independent Auditors

11.	Sole authority to appoint, compensate, retain, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Evaluate the performance and independence of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Audit Committee, and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.
12.	Review and discuss with the independent auditors all significant relationships they have with the Company and receive a written statement, at least annually, from the auditors as to their independence that identifies all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1. Consider whether the auditors’ performance of permissible non-audit services is compatible with the auditors’ independence.
13.	Review the independent auditors’ attestation and report on management’s internal control report, as required by applicable laws and regulations. Hold timely discussions with management and the independent auditors regarding the following:
(i)	All critical accounting policies and practices,

EXHIBIT A

(ii)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor,
(iii)	Other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and
(iv)	An analysis of the auditors’ judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.
14.	Review the experience and qualifications of the lead partner and other senior members of the independent audit team each year. Assure regular rotation of the lead audit partner and the reviewing audit partner in accordance with applicable rules and regulations. Consider whether there should be rotation of the independent audit firm itself.
15.	At least annually, obtain and review a written report by the independent auditor describing:
(i)	The firm’s internal quality control procedures;
(ii)	Any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation conducted by governmental or professional authorities during the preceding five years with respect to independent audits carried out by the firm, and any steps taken to deal with any such issues; and
(iii)	All relationships between the independent auditor and the Company.
16.	Actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may affect the independence and objectivity of the auditor and take, or recommend that the Board take, appropriate actions to oversee the independence of the outside auditor.
17.	Review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed in periodic reports as required by Section 13(a) of the Securities Exchange Act of 1934.
18.	Review the independent auditors audit plan including scope, staffing, reliance upon management and general audit approach.

Internal Audit

19.	Review and advise on the selection and removal of the internal audit director.
20.	Review activities, performance, organizational structure, and qualifications of the internal audit function.
21.	Annually review and recommend changes (if any) to the internal audit charter.
22.	Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

Other Responsibilities

23.	Set hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.
24.	Prepare the report that the SEC requires be included in the Company’s annual proxy statement.
25.	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.
26.	Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.
27.	Review this Charter, at least annually, and recommend to the Board any necessary amendments as conditions dictate. Publish this Charter in the Company’s annual proxy statement as required by applicable laws and regulations.
28.	Conduct an annual performance assessment relative to the Audit Committee’s purpose, duties, and responsibilities outlined herein.
29.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

COMPANY #

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Item 1.

1.	To elect four (4) directors to hold office until the next annual meeting of shareholders or until their successors are elected:			☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
	Nominees:	01 Mark L. Yoseloff 02 Ken Robson	03 Garry W. Saunders 04 Louis Castle

Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.

2.	In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the annual meeting of shareholders or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.

Address Change? Mark Box ☐ Indicate changes below:

Date _______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

SHUFFLE MASTER, INC.

ANNUAL MEETING OF STOCKHOLDERS

MARCH 15, 2005

10:00 a.m. Pacific Standard Time

1106 Palms Airport Drive

Las Vegas, Nevada 89119

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SHUFFLE MASTER, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 15, 2005.

The shares will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Item 1.

By signing the proxy, you revoke all prior proxies and appoint Mark L. Yoseloff, and Paul C. Meyer, and each of them as your proxies, with full power of substitution, to vote the shares you held on January 26, 2005 on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.